EXHIBIT 99.2

Q4 2022 Earnings Call February 22, 2023

Legal Disclaimer

This presentation contains forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical facts contained in this presentation, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Forward-looking statements contained in this presentation include, but are not limited to, statements about: i. competition from other wind blade and wind blade turbine manufacturers; ii. the discovery of defects in our products and our ability to estimate the future cost of warranty campaigns; iii. the current status of the wind energy market and our addressable market; iv. our ability to absorb or mitigate the impact of price increases in resin, carbon reinforcements (or fiber), other raw materials and related logistics costs that we use to produce our products; v. our ability to absorb or mitigate the impact of wage inflation in the countries in which we operate; vi. our ability to procure adequate supplies of raw materials and components to fulfill our wind blade volume commitments to our customers; vii. the potential impact of the increasing prevalence of auction based tenders in the wind energy market and increased competition from solar energy on our gross margins and overall financial performance; viii. our future financial performance, including our net sales, cost of goods sold, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to achieve or maintain profitability; ix. changes in domestic or international government or regulatory policy, including without limitation, changes in trade policy and energy policy; x. changes in global economic trends and uncertainty, geopolitical risks, and demand or supply disruptions from global events; xi. changes in macroeconomic and market conditions, including the potential impact of the COVID-19 pandemic and any other pandemic, risk of recession, inflation, supply chain constraints, commodity prices and exchange rates, and the impact of such changes on our business and results of operations; xii. the sufficiency of our cash and cash equivalents to meet our liquidity needs; xiii. our ability to attract and retain customers for our products, and to optimize product pricing; xiv. our ability to effectively manage our growth strategy and future expenses, including our startup and transition costs; xv. our ability to successfully expand in our existing wind energy markets and into new international wind energy markets, including our ability to expand our field service inspection and repair services business and manufacture wind blades for offshore wind energy projects; xvi. our ability to keep up with market changes and innovations; xvii. our ability to successfully open new manufacturing facilities and expand existing facilities on time and on budget; xviii. the impact of the pace of new product and wind blade model introductions on our business and our results of operations; xix. our ability to successfully expand our automotive business and execute upon our strategy of entering new markets outside of wind energy; xx. our ability to maintain, protect and enhance our intellectual property; xxi. our ability to comply with existing, modified or new laws and regulations applying to our business, including the imposition of new taxes, duties or similar assessments on our products; xxii. the attraction and retention of qualified associates and key personnel; xxiii. our ability to maintain good working relationships with our associates, and avoid labor disruptions, strikes and other disputes with labor unions that represent certain of our associates; and xxiv. the potential impact of one or more of our customers becoming bankrupt or insolvent, or experiencing other financial problems.

These forward-looking statements are only predictions. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to materially differ from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as guarantees of future events. Further information on the factors, risks and uncertainties that could affect our financial results and the forward-looking statements in this presentation are included in our filings with the Securities and Exchange Commission and will be included in subsequent periodic and current reports we make with the Securities and Exchange Commission from time to time, including in our Annual Report on Form 10-K for the year ended December 31, 2022, to be filed with the Securities and Exchange Commission.

The forward-looking statements in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to update any forward-looking statement to reflect events or developments after the date on which the statement is made or to reflect the occurrence of unanticipated events except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date after the date of this presentation. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

This presentation includes unaudited non-GAAP financial measures including EBITDA, adjusted EBITDA, net cash (debt) and free cash flow. We define EBITDA as net income (loss) plus interest expense (including losses on the extinguishment of debt and net of interest income), income taxes and depreciation and amortization. We define adjusted EBITDA as EBITDA plus any share-based compensation expense, any foreign currency income or losses, any gains or losses on the sale of assets and asset impairments and any restructuring charges. We define net cash (debt) as total unrestricted cash and cash equivalents less the total principal amount of debt outstanding. We define free cash flow as net cash flow from operating activities less capital expenditures. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See the Appendix for the reconciliations of certain non-GAAP financial measures to the comparable GAAP measures.

This presentation also contains estimates and other information concerning our industry that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of the information.

tpi February 22, 2023 2

February 22, 2023 Agenda 3 • Q4 and Full Year 2022 Highlights, Business Update, and 2023 Guidance • Q4 and Full Year 2022 Financial Highlights • Wrap Up • Q&A • Appendix – Non - GAAP Financial Information

February 22, 2023 Q4 and Full Year 2022 Highlights, Business Update, and 2023 Guidance 4

February 22, 2023 Fourth Quarter and Full Year 2022 Highlights • Full year 2022 operating results and year - over - year comparisons to 2021: – Net sales up 1.5% to $1.76 billion – Global services business grew by 67.8% – Automotive business grew by 17.9% – Net loss attributable to common stockholders was $124.2 million compared to $165.6 million in 2021 – Adjusted EBITDA was $73.6 million compared to $2.4 million in 2021 – Announced restructuring plan including ceasing operations at our Yangzhou, China factory • Customer Updates: – Extended two lines for Enercon through 2025 – Extended all lines for GE in Mexico through 2025 – Signed agreement with GE that enabled long - term lease extension in Iowa – Announced long - term global framework agreement with Vestas – Agreed in principle with Nordex to extend 4 lines in Türkiye through 2026 (the other two will be extended through 2024) and add two additional lines in India 5 Net Sales (1) ($ in millions) (1) Discontinued operations include the results of business operations in China, which comprised the entirety of the Asia reporti ng segment. (2) See Appendix for reconciliations of non - GAAP financial data. $402 $349 $60 $40 $462 $389 $0 $250 $500 4Q22 4Q21 Continuing Discontinued Adjusted EBITDA (1,2) ($ in millions) $1,523 $1,472 $236 $260 $1,758 $1,733 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 2022 2021 $21.2 ($23.3) $19.6 ($4.9) $40.8 ($28.3) -$40 -$30 -$20 -$10 $0 $10 $20 $30 $40 $50 4Q22 4Q21 Continuing Discontinued $37.9 ($20.1) $35.7 $22.4 $73.6 $2.4 -$40 -$20 $0 $20 $40 $60 $80 2022 2021

February 22, 2023 Business Update • Wind Market • Global Operations • Supply Chain 6

February 22, 2023 2023 TPI Guidance Sales from continuing operations up high single digit to low double digits as a percent of sales compared with 2022: + Blade sales up due to: • Increased demand in the U.S and global footprint alignment • ASPs up ~$2K/blade + Field Services sales 7 Sales from Continuing Operations $1.6 billion to $1.7 billion Adjusted EBITDA Margin % from Continuing Operations Low single digit (1) (1) Includes approximately 250 - 300 basis points of contract related costs in excess of revenue related to the Company’s facility in Matamoros, Mexico that was taken over from Nordex in July 2021. Capital Expenditures Approximately $25 million Adjusted EBITDA margin % from continuing operations: + Structural cost savings + Margin flow on sales volume due to improved utilization - Wage adjustments and inflation not able to be offset with pricing and/or foreign currency Capital expenditures increase to approximately $25 million in 2023 from $18.8 million in 2022 as we expect to start investing in infrastructure for the U.S. market in the second half of 2023. Utilization % 85% to 90% on 37 lines Utilization improves from 79% in 2022 to 85% to 90% in 2023 driven by increased demand in the U.S. and our global footprint alignment.

8 Long - Term Financial Targets for Wind $2 billion+ High - single digit Adj. EBITDA Margin % Mid - single digit Free Cash Flow as % of Sales Annual Wind Revenue CAPEX as % of Sales Low - single digit Key Assumptions: • Energy independence/security and environmental imperatives favorably drive governmental policy incentivizing renewable energy • No additional facilities needed • Capacity of approximately 3,600 sets per year, or 14 GW • Utilization ~ 90% • Capex to start idled lines in the range of $25 million to $35 million

February 22, 2023 Q4 and Full Year 2022 Financial Highlights 9

Fourth Quarter 2022 Financial Highlights

(unaudited)

Key Statement of Operations Data		Three Months Ended December 31, 2022		2021	Change
(in thousands)		2022		2021	%
Net sales from continuing operations	$	402,276	$	349,179	15.2%
Net sales from discontinued operations		59,544		40,284	47.8%
Net sales from continuing and discontinued operations	$	461,820	$	389,463	18.6%
Net loss from continuing operations	$	(41,898)	$	(82,281)	49.1%
Net loss from discontinued operations		(15,875)		(11,036)	-43.8%
Net loss attributable to common stockholders	$	(57,773)	$	(93,317)	38.1%

Non-GAAP Metrics [1]		2022		2021	Change
(in thousands)					
Adjusted EBITDA from continuing operations	$	21,151	$	(23,322)	190.7%
Adjusted EBITDA from discontinued operations		19,636		(4,935)	NM
Adjusted EBITDA from continuing and discontinued operations	$	40,787	$	(28,257)	NM
Margin %		*8.8%*		*-7.3%*	*1610 bps*

Key Performance Indicators (KPIs) from Continuing and Discontinued Operations	2022	2021	Change
Sets produced	811	768	43
Estimated megawatts	3,416	3,219	197
Utilization	87%	71%	*1680 bps*
Dedicated wind blade manufacturing lines	43	54	*11 lines*
Wind blade manufacturing lines installed	43	54	*11 lines*

(1) See Appendix for reconciliations of non-GAAP financial data

Key Highlights

- Utilization of 87% compared to 71% in 2021
- Adjusted EBITDA margin of 8.8% in Q4 2022 compared to (7.3%) in Q4 2021:
  - \+ Absence of unfavorable cumulative catch-up adjustment recorded in 2021
  - \+ Favorable cumulative catch-up adjustment recorded in 2022
  - \+ Operating cost efficiencies
  - \+ Favorable foreign currency fluctuations
  - \+ Lower startup and transition costs
  - \- Costs in excess of revenue for Nordex facility in Matamoros tpi

February 22, 2023 10

Full Year 2022 Financial Highlights

(unaudited)

Key Statement of Operations Data	Year Ended December 31, 2022	2021	Change %
(in thousands)			
Net sales from continuing operations	$ 1,522,741	$ 1,472,386	3.4%
Net sales from discontinued operations	235,588	260,197	-9.5%
Net sales from continuing and discontinued operations	$ 1,758,329	$ 1,732,583	1.5%
Net loss from continuing operations	$ (114,453)	$ (161,934)	29.3%
Net loss from discontinued operations	(9,755)	(3,654)	-167.0%
Net loss attributable to common stockholders	$ (124,208)	$ (165,588)	25.0%
Non-GAAP Metrics [1]			
(in thousands)			
Adjusted EBITDA from continuing operations	$ 37,857	$ (20,055)	NM
Adjusted EBITDA from discontinued operations	35,700	22,432	59.1%
Adjusted EBITDA from continuing and discontinued operations	$ 73,557	$ 2,377	NM
Margin %	*4.2%*	*0.1%*	*410 bps*
Key Performance Indicators (KPIs) from Continuing and Discontinued Operations			
Sets produced	2,936	3,255	(319)
Estimated megawatts	12,634	12,989	(355)
Utilization	79%	76%	*300 bps*
Dedicated wind blade manufacturing lines	43	54	*11 lines*
Wind blade manufacturing lines installed	43	54	*11 lines*

(1) See Appendix for reconciliations of non-GAAP financial data

Key Highlights

- Utilization of 79% compared to 76% in 2021
- Adjusted EBITDA margin of 4.2% in 2022 compared to 0.1% in 2021:
  - + Absence of unfavorable cumulative catch-up adjustment recorded in 2021
  - + Favorable cumulative catch-up adjustment recorded in 2022
  - + Operating cost efficiencies
  - + Favorable foreign currency fluctuations
  - + Lower startup and transition costs
  - - Costs in excess of revenue for Nordex facility in Matamoros
  - - Non-restructuring operating costs at factories where production has stopped tpi

February 22, 2023 11

February 22, 2023 Fourth Quarter and Full Year 2022 Financial Highlights – Continued (unaudited) 12 Key Highlights • Free cash flow of $15.5 million in the fourth quarter • $143.2 million of unrestricted cash at year - end Net Cash Reconciliation (in thousands) 2022 2021 Cash and cash equivalents of continuing operations $ 133,546 $ 216,236 Cash and cash equivalents of discontinued operations 9,669 25,929 Unrestricted cash and cash equivalents including discontinued operations 143,215 242,165 Total debt - current and noncurrent, net (61,173) (74,646) Net cash $ 82,042 $ 167,519 Free Cash Flow Reconciliation (in thousands) 2022 2021 2022 2021 Net cash provided by (used in) operating activities $ 22,823 $ 2,716 $ (62,272) $ (25,525) Capital expenditures (7,340) (6,981) (18,832) (37,119) Free cash flow $ 15,483 $ (4,265) $ (81,104) $ (62,644) December 31, Three Months Ended December 31, Year Ended December 31,

February 22, 2023 Wrap Up 13

February 22, 2023 Wrap Up 14 • Remain very bullish on the energy transition • Remain focused on managing our business through the short - term challenges • Position TPI as the preferred global solution provider to our customers • Our mid - term goal is to build a $2 billion plus revenue wind business achieving high single digit adjusted EBITDA margin and mid - single digit free cash flow as percent of sales • Thanks to our associates for their commitment and dedication to TPI and our mission to decarbonize and electrify

February 22, 2023 Q&A 15

February 22, 2023 Appendix – Non - GAAP Financial Information This presentation includes unaudited non - GAAP financial measures including EBITDA, adjusted EBITDA, net cash (debt) and free cash flow. We define EBITDA as net income (loss) plus interest expense (including losses on the extinguishment of debt and net of interest income), income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA plus any share - based compensation expense, any foreign currency income or losses, any gains or losses on the sale of assets and asset impairments and any restructuring charges. We define net cash (debt) as total unrestricted cash and cash equivalents less the total principal amount of debt outstanding. We define free cash flow as net cash flow from operating activities less capital expenditures. We present non - GAAP measures when we believe that the additional information is useful and meaningful to investors. Non - GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non - GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. We provide forward - looking statements in the form of guidance in our quarterly earnings releases and during our quarterly earnings conference calls. This guidance is provided on a non - GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items we exclude from non - GAAP measures. For example, stock - based compensation is unpredictable for our performance - based awards, which can fluctuate significantly based on current expectations of future achievement of performance - based targets. Amortization of intangible assets and restructuring costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, we exclude certain items th at occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effe ct of the items we exclude and to estimate certain discrete tax items, like the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non - GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results. See below for a reconciliation of certain non - GAAP financial measures to the comparable GAAP measures. 16

February 22, 2023 Non - GAAP Reconciliations (unaudited) EBITDA and adjusted EBITDA are reconciled as follows: 17 (in thousands) 2022 2021 2022 2021 Net loss attributable to common stockholders (57,773)$ (93,317)$ (124,208)$ (165,588)$ Net loss (income) from discontinued operations 15,875 11,036 9,755 3,654 Net loss from continuing operations attributable to common stockholders (41,898) (82,281) (114,453) (161,934) Preferred stock dividends and accretion 15,245 6,040 58,903 6,040 Net loss from continuing operations (26,653) (76,241) (55,550) (155,894) Adjustments: Depreciation and amortization 9,442 10,734 38,772 37,606 Interest expense, net 2,157 5,567 5,029 13,644 Income tax provision 17,935 4,897 29,613 29,826 EBITDA from continuing operations 2,881 (55,043) 17,864 (74,818) Share-based compensation expense 4,182 1,019 14,459 7,814 Foreign currency loss (income), net 9,735 16,279 (4,571) 21,970 Loss on sale of assets and asset impairments 3,700 2,966 9,842 12,436 Restructuring charges, net 653 11,457 263 12,543 Adjusted EBITDA from continuing operations 21,151$ (23,322)$ 37,857$ (20,055)$ (in thousands) 2022 2021 2022 2021 Net loss from discontinued operations (15,875)$ (11,036)$ (9,755)$ (3,654)$ Adjustments: Depreciation and amortization 1,864 4,460 6,709 14,987 Interest expense (income), net (106) (2) (147) (22) Income tax provision (benefit) (1,937) (8,173) 6,194 (3,066) EBITDA from discontinued operations (16,054) (14,751) 3,001 8,245 Share-based compensation expense 117 122 621 593 Foreign currency loss (income), net 1,525 1,119 (5,627) 1,701 Loss on sale of assets and asset impairments 16,579 146 17,530 674 Restructuring charges, net 17,469 8,429 20,175 11,219 Adjusted EBITDA from discontinued operations 19,636$ (4,935)$ 35,700$ 22,432$ Adjusted EBITDA from continuing and discontinued operations 40,787$ (28,257)$ 73,557$ 2,377$ Three Months Ended December 31, Year Ended December 31, Three Months Ended December 31, Year Ended December 31,